                                                                    EXHIBIT 10.2

March 29, 2001


Mr. David H. Hayden
Executive Chairman and Founder
Critical Path
320 First Street
San Francisco, CA 94105


RE: Strategic Analysis

Dear David:

This letter agreement (the "Strategic Analysis Letter Agreement") made and entered into as of March 19, 2001 sets forth the terms pursuant to which Critical Path, Inc. (the "Company" or "you") has agreed to engage Vectis Group, LLC and its subsidiaries and affiliates (collectively referred to herein as "Vectis Group" or "we"), to act as an advisor with respect to a restructuring of, and/or one or more Sale (as defined below) transactions involving the Company.

As part of our engagement hereunder, we will, if appropriate and if requested:

        (a) assist you in analyzing and evaluating the business, operations and financial position of the Company;

        (b) assist you in the preparation and implementation of a business plan for the Company;

        (c) assist you in a restructuring of, and/or Sale of specified assets of the Company or any of its subsidiaries, businesses, operations or divisions of the Company; and

        (d) be available at your request to meet with your Board of Directors to discuss the proposed business plan and the restructuring and their financial implications.

In connection with our engagement hereunder, the Company will furnish Vectis Group with all information concerning the Company which Vectis Group reasonably deems appropriate and will provide Vectis Group with access to the Company's officers, directors, employees, accountants, counsel and other representatives (collectively, the "Representatives"), it being understood that Vectis Group will rely solely upon such information supplied by the Company and its Representatives without assuming any responsibility for independent investigation or verification thereof. All non-public information concerning the Company, which is given to Vectis Group will be used solely in the course of the performance of our services hereunder and will be treated confidentially by Vectis Group for so long as it remains non-public. Except as

Mr. David H. Hayden
March 29, 2001
Page 2


otherwise required by law or judicial or regulatory process, Vectis Group will not disclose this information to a third party without the prior written consent of the Company.

As compensation for our services hereunder:

        (a) During the term of this Strategic Analysis Letter Agreement, the Company agrees to pay Vectis Group a monthly retainer fee (the "Strategic Analysis Retainer Fee") equal to $50,000, payable on the first of every month beginning on the first of the month immediately after the execution of this Strategic Analysis Letter Agreement.

        (b) In addition to the payment of the initial Strategic Analysis Retainer Fee pursuant to paragraph (a) above, the Company agrees to pay Vectis Group an amount equal to $122,727.27 for services provided by Vectis Group during March, April and May 2001, payable on the first of the month immediately after the execution of this Strategic Analysis Letter Agreement.

        (c) The Company agrees to pay Vectis Group a transaction fee (each, a "Transaction Fee") of 5% of the Aggregate Consideration (as defined below) in connection with a Sale, with a maximum Transaction Fee of $1,000,000 in respect of each Sale. Each Transaction Fee shall be payable immediately upon the closing of each Sale consummated by the Company during the term of this Strategic Analysis Letter Agreement.

        (d) The Company agrees to issue to Vectis Group a warrant (the "Warrant") to purchase 500,000 shares of the Company's common stock at a price of $2.00 per share. The Warrant shall be issued immediately after the execution of this Strategic Analysis Letter Agreement and shall be exercisable at any time during the three-year period beginning on the date of issuance of the Warrant.

        (e) The Company agrees to reimburse Vectis Group for all reasonable and customary out-of-pocket expenses incurred during the term of this engagement with respect to or arising from the services rendered by Vectis Group hereunder, including, without limitation, the professional fees and disbursements of its advisors, including its legal counsel (it being understood that the retention of any advisor by Vectis Group shall only be made with the prior approval of the Company).

All fees and expenses payable hereunder are net of all applicable withholding and similar taxes.

For purposes of this Strategic Analysis Letter Agreement, the term "Sale" shall mean the sale (whether in one or a series of transactions) of any assets of the Company or any of its subsidiaries, businesses, operations or divisions agreed upon in writing between Vectis Group and the Executive Chairman of the Company from time to time, as well as any re-capitalization, restructuring, liquidation or other form of disposition which results in the effective sale thereof.

Also for purposes of this Strategic Analysis Letter Agreement, the term "Aggregate Consideration" shall mean in the case of a Sale, the total fair market value (at the time of the

Mr. David H. Hayden
March 29, 2001
Page 3


closing of a Sale) of all consideration (including cash, securities, property, all indebtedness and obligations assumed by the purchaser and any other form of consideration) paid or payable, or otherwise to be distributed, directly or indirectly, to the Company or the Company's stockholders in connection with a Sale.

No advice rendered by Vectis Group, whether formal or informal, may be disclosed, in whole or in part, or summarized, excerpted from or otherwise referred to without our prior written consent. In addition, Vectis Group may not be otherwise referred to without its prior written consent.

Since Vectis Group will be acting on behalf of the Company in connection with its engagement hereunder, the Company and Vectis Group have entered into a separate letter agreement (the "Indemnification Agreement"), dated as of the date hereof, providing for the indemnification by the Company of Vectis Group and certain related persons and entities.

Vectis Group's engagement hereunder may be terminated at any time, with or without cause, by either Vectis Group or the Company upon sixty days' prior written notice thereof to the other party; provided, however, that in the event of any termination of Vectis Group's engagement hereunder, Vectis Group will continue to be entitled to its full Transaction Fee provided for herein in the event that at any time prior to the expiration of twelve months after any such termination the Company consummates, or enters into an agreement providing for, a Sale which involves a purchaser identified in writing to the Company by Vectis Group during the term of Vectis Group's engagement hereunder and confirmed on a list provided to the Company by Vectis Group within fifteen (15) days of a termination of such engagement; provided, further, that no termination of Vectis Group's engagement hereunder shall affect the Company's obligations to pay the Strategic Analysis Retainer Fee through the date of termination, any other fees and expenses, and to honor any rights of Vectis Group pursuant to the Warrant to the extent provided for herein, and to indemnify Vectis Group and certain related persons and entities as provided in the Indemnification Agreement.

In connection with this engagement, Vectis Group is acting as an independent contractor and not in any other capacity with duties owing solely to the Company. All aspects of the relationship created by this Strategic Analysis Letter Agreement shall be governed by and construed in accordance with the laws of the State of California, applicable to contracts made and to be performed therein (excluding the conflicts of laws rules).

The Company has all requisite power and authority to enter into this Strategic Analysis Letter Agreement and the transactions contemplated hereby. This Strategic Analysis Letter Agreement has been duly and validly authorized by all necessary action on the part of the Company and has been duly executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms.

Please note that this Strategic Analysis Letter Agreement supersedes any prior agreements, representations or promises of any kind, whether written, oral, express or implied between the parties hereto with respect to the subject matters herein. This Strategic Analysis Letter

Mr. David H. Hayden
March 29, 2001
Page 4


Agreement, together with the Advisory Services Letter Agreement dated as of May 30, 2001, the Finder Letter Agreement dated as of March 29, 2001, and each of the indemnification letter agreements constitutes the full, complete and exclusive agreement between you and Critical Path with respect to the subject matters herein. This Strategic Analysis Letter Agreement cannot be changed unless in writing, signed by an authorized officer of the Company and Vectis Group.

We are delighted to accept this engagement and look forward to working with you on this assignment. Please confirm that the foregoing is in accordance with your understanding by signing and returning to us the enclosed duplicate of this Strategic Analysis Letter Agreement.

                            Very truly yours,

                            VECTIS GROUP, LLC


                            By:   /s/ Matthew Hobart
                                  ---------------------------------------------
                                  Matthew T. Hobart
                                  Managing Director and Chief Financial Officer

Accepted and Agreed to as of the date first written above:

CRITICAL PATH, INC.



By:  /s/ David Hayden
     -------------------------------
     David H. Hayden
     Executive Chairman and Founder